3(i)     Articles of Incorporation of Yes Lifestyles, Inc.

                            ARTICLES OF INCORPORATION
                                       OF
                              YES LIFESTYLES, INC.

ONE, The name of the corporation is

Yes Lifestyles, Inc.

Its registered office in the State of Nevada is located at 4001 South Decatur Blvd., Las Vegas, NV 89103. The name of its resident agent at that address is Fred Graves Luke.

THIRD; The aggregate ate number of shares of all classes of stock, which the Corporation shall have authority to issue is One Hundred Million (100,000,000) of which Seventy Five Million (75,000,000) shares will be designated Common Stock with $.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $.001 par value "Preferred Stock" Without further authorization from the shareholders, the Board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25.000.000) shares of such Preferred Stock into one or more series with such designation, preferences and relative, participating optional or other special rights of qualification limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval prior to such issuance, such designations, preferences and relative, participating optional or other special rights, or qualifications, limitations or restrictions including, without limitation the date and times at which and the rate if any, or rates of which dividends on such series of Preferred Stock shall be paid; the rights if any of the holders of such series of the Preferred Stock to vote and the manner of voting except as otherwise provided by the law the nights , if any of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock may be redeemed: the rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation distribution or sale of assets, dissolution or winding up of the Corporation, and the teens of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

         FOURTH: The governing Board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation.

         The name and address of the first Board of Directors, which shall be one ( I ) in number, is as follows:

         NAME                               ADDRESS

         Jon L. Lawver                      4695 MacArthur Court, Suite 530
                                            Newport Beach, California 92660

         FIFTH: The name and address of the incorporator signing the Articles of Incorporation is as follows:

         NAME                               ADDRESS
         Jon L. Lawver                      4695 MacArthur Court, Suite 530
                                            Newport Beach, California 92660

         SIXTH: To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

         SEVENTH: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the by-laws of the Corporation to fix and vary the amount of capital or shares of the Corporation's capital stock to be reserved or issued for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

      To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(2) The directors in their discretion may submit any contract or act for approval or ratification any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by -laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made

(4) The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, regular or special meeting of shareholders shall constitute a quorum for the transaction of business at any

(5) Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

         IN WITNESS WHEREOF, the undersigned, Jon L. Lawver for the purpose of filing the Corporation's Articles of Incorporation pursuant to the General Corporation Law of the State of Nevada, does make and file the Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true; and accordingly I have hereunto set my hand this 22nd day of April, 1998.

                                        /s/  Jon L. Lawver, Incorporator

State of California
County of Orange
On 4-22-98 before me, :Linda Musto, Notary Public
Personally appeared Jon L. Lawver
personally known to me - OR -proved to me on the basis of satisfactory evidence: to be the person(s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Linda Musto